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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated November 27, 1995, appearing on page 15 of the Annual Report on Form 10-K, on our audit of the related consolidated statement of earnings, shareholders' equity, and cash flow for the fiscal year ended September 2, 1995. We also consent to the reference to our Firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Los Angeles, California
May 4, 1998





                                 Exhibit 23.3